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                                                                    Exhibit 99.3

[SAVIENT LOGO]


FOR IMMEDIATE RELEASE:


   SAVIENT PHARMACEUTICALS, INC. ANNOUNCES DELAY IN FILING SECOND QUARTER 10-Q


EAST BRUNSWICK, N.J., AUGUST 15, 2005 - Savient Pharmaceuticals, Inc., (NASDAQ:
SVNT) an emerging specialty pharmaceutical company engaged in developing, manufacturing and marketing pharmaceutical products that address unmet medical needs in niche and broader markets, announced today that it will not file today its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 with the Securities and Exchange Commission. The Company had previously filed with the SEC a Form 12b-25 Notification of Late Filing, which extended the deadline for filing the June 30, 2005 Form 10-Q to today.

The Company has delayed the filing of the June 30, 2005 Form 10-Q to permit it to continue to evaluate the nature and extent of errors that the Company may have made in recording its reserve for returns in previous financial statements. The Company determines its reserves for sales returns based, in part, on notifications received from customers advising the Company through its third-party fulfillment center of their intent to return product. The Company subsequently determined that certain of those reported returns were in error in that actual units of product returned were significantly less than the amounts originally expected to be returned. This occurred in part because the customer's request was not fully understood by the returned goods coordinator at the third-party fulfillment center.

As promptly as practicable following the completion of its evaluation, the Company intends to file its June 30, 2005 Form 10-Q and such amendments to any prior filing that the Company determines are necessary. Until this evaluation is completed, and the June 30, 2005 Form 10-Q is filed, the Company does not believe that investors should rely on the unaudited results for three and the six months ended June 30, 2005, that the Company announced in its August 9, 2005 press release and discussed in its August 9, 2005 conference call. Because the errors made in recording reserves for returns may also have affected the Company's financial results for the fiscal year ended December 31, 2004, the Company also does not believe that investors should rely on the audited financial statements included in its December 31, 2004 Annual Report on Form 10-K (as amended).

ABOUT SAVIENT PHARMACEUTICALS, INC.

Based in East Brunswick, New Jersey, Savient Pharmaceuticals, Inc. is a specialty pharmaceutical company dedicated to developing, manufacturing and marketing novel therapeutic products that address unmet medical needs. The Company's lead product development candidate, Puricase(R), for the treatment of refractory gout has reported positive Phase 1 and 2 clinical data. Savient's experienced management team is committed to advancing its pipeline and expanding its product portfolio by in-licensing late stage compounds and exploring co-promotion and co-development opportunities that fit the Company's expertise in specialty pharmaceuticals and initial focus in rheumatology. The Company's operations also include a wholly-owned U.K. subsidiary, Rosemont Pharmaceuticals Ltd., which develops, manufactures and markets liquid formulations of prescription pharmaceutical products. Rosemont's product portfolio includes over 90 liquid formulations primarily targeting the geriatric population. Puricase is a registered trademark of Mountain View Pharmaceuticals, Inc. Further information on the Company can be accessed by visiting www.savientpharma.com
<http://www.savientpharma.com/>.

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SAFE HARBOR STATEMENT

This news release contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this report regarding the Company's strategy, expected future financial position, discovery and development of products, strategic alliances, competitive position, plans and objectives of management are forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "will" and other similar expressions help identify forward-looking statements, although not all forward-looking statements contain these identifying words. In particular, the statements as to timing of the filing of the Company's June 30, 2005 Form 10-Q, whether any amendments to any prior filing are necessary and the timing of the filing of any such amendments are forward-looking statement. These forward-looking statements involve substantial risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company's business and the biopharmaceutical and specialty pharmaceutical industries in which the Company operates. Such risks and uncertainties include, but are not limited to, delay or failure in developing Prosaptide, Puricase and other product candidates; difficulties of expanding the Company's product portfolio through in-licensing; introduction of generic competition for Oxandrin; fluctuations in buying patterns of wholesalers; potential future returns of Oxandrin or other products; our continuing to incur substantial net losses for the foreseeable future; difficulties in obtaining financing; potential development of alternative technologies or more effective products by competitors; reliance on third-parties to manufacture, market and distribute many of the Company's products; economic, political and other risks associated with foreign operations; risks of maintaining protection for the Company's intellectual property; risks of an adverse determination in on-going or future intellectual property litigation; and risks associated with stringent government regulation of the biopharmaceutical and specialty pharmaceutical industries. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the Company's forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes. The Company's forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that the Company may make. The Company does not assume any obligation to update any forward-looking statements.

SOURCE:  Savient Pharmaceuticals, Inc.

CONTACTS:
Savient Pharmaceuticals, Inc.
Jenene Thomas
Director, Investor Relations
732-565-4716
jdthomas@savientpharma.com

Investors/Media:
The Ruth Group
Francesca DeMartino/Janine McCargo
646-536-7024/7033
fdemartino@theruthgroup.com
jmccargo@theruthgroup.com